Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements on Form S-8 pertaining to the:

1.	CRH plc 2000 Share Option Scheme (Registration No. 333-90808)

2.	CRH Americas 401(k) Plan (Registration No. 333-165870)

3.	CRH plc 2006 Performance Share Plan (Registration No. 333-173246)

4.	CRH plc 2010 Share Option Scheme (Registration No. 333-173246)

5.	CRH plc 2014 Performance Share Plan (Registration No. 333-202772)

and to the incorporation by reference in the Registration Statement on Form F-3 (Registration No. 333-230831) pertaining to CRH America, Inc., CRH America Finance, Inc. and CRH plc; of our report dated 27 February 2020 (except for the effects of the change in presentation currency and the restatement discussed in the Accounting Policies to the consolidated financial statements, as to which the date is 3 March 2021), with respect to the consolidated financial statements of CRH plc, included in this Annual Report (Form 20-F) of CRH plc for the year ended 31 December 2020.

/s/ ERNST & YOUNG

Dublin, Ireland

12 March 2021